UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 10, 2015
Date of Report (Date of earliest event reported)

The Hershey Company
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-183	23-0691590
(Commission File Number)	(IRS Employer Identification No.)

100 Crystal A Drive, Hershey, Pennsylvania 17033
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (717) 534-4200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 10, 2015, Richard M. McConville, Vice President, Chief Accounting Officer of The Hershey Company (the “Company”), has taken a new position assisting with the Company’s ongoing work in the China region. In this position, he will no longer serve as the Company’s Chief Accounting Officer.

Also effective August 10, 2015, Javier H. Idrovo was named Vice President, Chief Accounting Officer of the Company. In this role, Mr. Idrovo, age 47, will oversee all accounting, tax and treasury operations at the Company. Mr. Idrovo had previously served as the Company’s Senior Vice President, Finance and Planning since September 2011. Prior to that time, he served as Senior Vice President, Strategy and Business Development. Mr. Idrovo joined the Company in November 2008.

There were no changes made to Mr. Idrovo’s compensation in connection with his new role.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HERSHEY COMPANY

Date: August 12, 2015
By: /s/ Patricia A. Little
Patricia A. Little Senior Vice President, Chief Financial Officer